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                                                              Exhibit 99.10(a)


CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement No. 2-64782 of Morgan Stanley Dean Witter High Yield Securities Inc. on Form N-1A of our report dated October 9, 2000, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


New York, New York
October 26, 2000